EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP

EXHIBIT 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 19, 2004 with respect to the financial statements of Wells Capital, Inc. and our report dated February 18, 2004 with respect to the financial statements of Wells Real Estate Fund XIV, L.P. included in Post-Effective Amendment No. 6 to the Registration Statement (Form S-11 No. 333-101463) and related Prospectus of Wells Real Estate Fund XIV, L.P. for the registration of 4,500,000 of its limited partnership units.

/s/ Ernst & Young LLP

Atlanta, Georgia

April 8, 2004